UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2006

IMCLONE SYSTEMS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-19612	04-2834797
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

180 Varick Street
New York, New York 10014
(Address of principal executive offices) (Zip Code)

(212) 645-1405
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 3, 2006, the Board of Directors (the “Board”) of ImClone Systems Incorporated (the “Company”) approved certain amendments to the Company’s Amended and Restated By-Laws (the “By-Laws”) to conform the By-Laws to the provisions of the General Corporation Law of Delaware by (i) providing that any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors and (ii) clarifying that the Board may delegate to a committee the authority to recommend to stockholders the election or removal of members of the Board. The By-Laws as amended and restated are attached as Exhibit 3.1 to this report and incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

Also on October 3, 2006, the Company issued a press release announcing that the Board has determined that Carl Icahn’s proposals seeking to remove six of the Company’s directors without cause and elect a person selected by Mr. Icahn to the Board—for which he is soliciting stockholder consents—are not in the best interests of the Company’s stockholders and to recommend that the Company’s stockholders not grant their consent to Mr. Icahn’s proposals.  In addition, the Board established a committee of six directors to supervise the process of responding to Mr. Icahn’s solicitation.

The Board also fixed October 3, 2006 as the record date for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke consents relating to Mr. Icahn’s consent solicitation.

The text of the related press release, which is attached as Exhibit 99.1, is incorporated by reference herein in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	By-Laws of ImClone Systems Incorporated as amended and restated October 3, 2006

99.1	Press Release of ImClone Systems Incorporated dated October 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED
(Registrant)

Dated October 3, 2006	By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor
Vice President, Interim General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	By-Laws of ImClone Systems Incorporated as amended and restated October 3, 2006

99.1	Press Release of ImClone Systems Incorporated dated October 3, 2006